                       Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42612 dated July 31, 2000, as amended by Post-Effective Amendment No. 1 dated August 8, 2000) pertaining to the ADM 401(k) Plan for Salaried Employees of our report dated June 17, 2004, with respect to the financial statements and schedule of the ADM 401(k) Plan for Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                       /s/ Ernst & Young LLP

                       Ernst & Young LLP

St. Louis, Missouri
June 23, 2004